UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2014

Angstron Holdings Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-1380412	20-5308449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 E. Colorado Boulevard, Suite 888,
Pasadena, CA	91101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 683-9120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 7, 2014, Angstron Holdings Corporation (the "Company") entered into a Cooperation Agreement (the “Agreement”) with Yunfeng Lu (the “Consultant”). The Company engaged the Consultant to assist the Company in the development of certain know-how and technology related to the production and manufacturing of nanographene and battery materials. The Consultant will also assist the Company in their application for certain patents. The parties entered into the Agreement in consideration of $1 and the mutual responsibilities and obligations described therein.

The foregoing text of this Item 1.01 is qualified in its entirety by the Agreement, attached hereto as Exhibit 10.1.  The terms of the Agreement are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

On December 7, 2014, the Company entered into a Securities Purchase Agreement with Yunfeng Lu, an accredited investor (the “Investor”) for gross proceeds equal to an aggregate of $336,667 in exchange for the issuance of 3,683 shares (the “Shares”) of the Series B preferred stock, par value $0.001 per share (the “Series B Preferred Stock”), at a per share price of $91.41.

On December 9, 2014, the Board designated 3,683 shares of the Company’s Preferred Stock as Series B Preferred Stock.

The description of the rights, preferences, privileges and restrictions of the Series B Preferred Stock is qualified in its entirety by reference to the Company’s Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, which was filed with the Secretary of State of the State of Nevada on December 9, 2014 (the “Certificate of Designations”). The Certificate of Designations is filed as Exhibit 4.1 hereto and incorporated herein by reference.

The Shares were issued to the Investor, a non-US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended (the “Act”)) in accordance with Rule 506 of Regulation D promulgated under the Act, in that the Company did not engage in any general advertisement or general solicitation in connection with the offering of the Shares, and the Company was available to answer any questions from the Investor. Cash commissions were not paid in connection with the sale of the Shares.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 3.02 above, which disclosure is incorporated herein by reference.

In connection with the issuance of the Series B Preferred Stock, the Investor acquired 3,683 shares of Series B Preferred Stock, which represents approximately 73.7% of the Company’s common equity, on an as-converted basis. The Purchaser has advised us that the source of the funds used to purchase the Shares was personal funds.

The Series B Preferred Stock, and the shares of Common Stock into which they are convertible, constitute “restricted securities” within the meaning of Rule 144 of the Securities Act of 1933, as amended, and may not be sold, pledged, or otherwise disposed of by the Purchaser without restriction under the Securities Act and applicable state securities laws.

As a result of the issuance of the Shares, there was a change of control of the Company. The Company was a shell company immediately before the change in control, and remains a shell company following the change in control. The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission in the Company’s Registration Statement on Form SB-2, filed on January 23, 2007, as amended on February 13, 2007, as supplemented and updated by: (a) the Annual Report on Form 10-K, filed on April 15, 2014; (b) the Quarterly Reports on Form 10-Q filed on May 20, 2014, August 19, 2014 and November 19, 2014; and (c) the information contained in this report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 9, 2014, the Company filed the Certificate of Designations with the Nevada Secretary of State. Reference is made to the disclosure set forth under Item 3.02 above, which disclosure is incorporated herein by reference.

Item 9.01 Exhibits

The following exhibits are furnished as part of this Form 8-K:

Exhibit 4.1

Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, filed with the Secretary of State of the State of Nevada on December 9, 2014

Exhibit 10.1

Cooperation Agreement, dated December 7, 2014.

Exhibit 10.2

Form of Securities Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angstron Holdings Corporation

Date: December 9, 2014	By:	/s/ Jianguo Xu
Jianguo Xu President, Chief Executive Officer and Treasurer

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